EXHIBIT 10.5

Rayonier Incentive Stock Plan
Restricted Stock Award Agreement

This Award Agreement (the “Award Agreement”) is entered into by and between Rayonier Inc., a corporation organized under the laws of the State of North Carolina with its principal office at 225 Water Street, Jacksonville, FL 32202 (the "Company"), and the undersigned qualified individual ("Key Employee"), pursuant to the Rayonier Incentive Stock Plan (the "Plan") as of this 1st day of April, 2015 (the “Effective Date”).
W I T N E S S E T H :

WHEREAS, the Company desires to grant to Key Employee shares of Restricted Stock of the Company (the "Shares"), with such Shares to vest as provided in this Award Agreement, provided Key Employee remains continuously employed by the Company from the date hereof through the date immediately following the last day of the Restriction Period (the “Vesting Date”), subject to the provisions of this Award Agreement and of the Plan; and
WHEREAS, this Award Agreement is being entered into to convey Award of the Shares to Key Employee.
NOW THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:
1. Definitions
All capitalized terms not expressly defined in this Award Agreement and used herein shall have the same meaning set forth in the Plan, a copy of which is attached hereto.
2. Award of Shares; Vesting
(a) Shares Awarded. Key Employee is hereby awarded «formatted_Restricted_Stock» Shares of Restricted Stock, subject to the terms of this Award Agreement, as of the Effective Date.
(b) Vesting. Key Employee shall become vested with respect to, and thereupon have a non-forfeitable right to, the Shares granted pursuant to Section 2(a) on the vesting date shown below (as such vesting date may be changed by Accelerated Vesting under Section 2(d), herein referred to as the "Vesting Date"); provided that, Key Employee shall have remained continuously in the employ of the Company (or any other Participating Company) from the Effective Date through the Vesting Date.
Vesting Date                    Percentage of Shares Vesting
Third anniversary of the Effective Date        33 - 1/3%
Fourth anniversary of the Effective Date        33 – 1/3%
Fifth anniversary of the Effective Date            Remainder

(c) Termination of Employment. Except as provided in Section 2(d), if Key Employee's employment is terminated for any reason before the Vesting Date, then all of the Shares subject to this Award Agreement, and all dividends and accrued earnings thereon, shall immediately be forfeited by Key Employee, and Key Employee shall have no further rights to such Shares from and after the date of such termination.
(d) Accelerated Vesting. Vesting shall be accelerated and the new Vesting Date shall be (a) determined by the Committee where the Committee deems such action appropriate, in its sole discretion, to the extent permitted by the Plan and consistent with the Deferred Compensation Rules (as defined under

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Section 6(e)) as they may be applicable, or (b) the date of death of Key Employee if Key Employee shall die on or before the original Vesting Date while Key Employee is employed by the Company (or any other Participating Company). Any event described in this Section 2(d) is referred to herein as “Accelerated Vesting.”)
(e) Tax Matters.
(i) Section 83(b) Election. The Key Employee may make an election to be taxed currently on the fair market value of the Shares (less any purchase price paid for the Shares) as of the Effective Date by timely filing, no later than thirty (30) days after the Effective Date, an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and providing the Company with a copy thereof (the “Section 83(b) Election”). If Key Employee makes the Section 83(b) Election, Key Employee will be taxed currently on all dividends paid in respect of the Shares, without regard to the dividends being held in escrow as provided in Section 3(c) below.
(ii) Withholding Taxes. At the time of a Section 83(b) Election, or if no Section 83(b) Election has been made and the Shares have not been forfeited, on the Vesting Date, or at any other time when withholding is required under the Code, the Company shall have the right to require Key Employee to pay to the Company the amount of taxes that the Company is required to withhold or, in the Company’s discretion in lieu thereof, to retain, or sell without notice, a sufficient number of Shares held by it for Key Employee to cover the amount required to be withheld or to withhold from any other amounts due to Key Employee by the Company. The Company may deduct from all dividends paid with respect to Shares granted hereunder, and from any earnings deemed accrued thereon as hereinafter provided, the amount of taxes, if any, that the Company is required to withhold with respect to such amounts.
3. Restricted Shares
(a) Sale; Exchange, etc. Key Employee acknowledges and agrees that prior to the Vesting Date the Shares are subject to a restriction against sale, exchange, hypothecation, assignment, transfer (including by gift), pledge or other encumbrance, without the prior written consent of the Committee, which consent shall require of the proposed transferee an undertaking to be bound by the terms of this Award Agreement, including forfeiture of the Shares upon the termination of the employment of Key Employee before the Vesting Date.
(b) Shareholder Rights. Subject to the vesting requirements provided for herein, Key Employee, as the owner of Shares granted hereunder, shall have all the rights of a shareholder, including but not limited to, the right to vote such Shares.
(c) Dividend Equivalent Rights. Key Employee shall have the Dividend Equivalent Rights set forth herein with respect to the Shares granted pursuant to this Award Agreement. Accordingly, upon the Company’s payment of cash dividends with respect to its Common Stock, Key Employee shall receive a payment equal to the cash dividend that would have been paid had Key Employee owned a number of unrestricted shares of Common Stock equal to the number of Shares credited to Key Employee pursuant to this Award Agreement.
(d) Issuance of Restricted Shares. Shares representing Key Employee’s Restricted Stock shall be issued either (i) in certificate form or (ii) in book entry or electronic form, registered in the name of Key Employee, with legends, or notations, as applicable, referring the terms, conditions, and restrictions set forth in this Award Agreement. Such Restricted Stock shall be held by the Company in custody for Key Employee, until they have vested or been forfeited as provided herein. Shares shall be delivered to Key Employee, free of the legend or notations described above, within fifteen (15) days after the Vesting Date.

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4. Conformity with Securities Laws
The grant of Shares hereunder (and any transfers thereof) are subject to compliance with all applicable securities laws. Key Employee hereby represents to the Company that Key Employee is acquiring the Shares for investment and not with a view to the distribution thereof and that Key Employee has had full and complete access to the financial statements of the Company and to the Company's senior management. The certificates representing Shares issued by the Company pursuant to this Award Agreement may bear a legend describing the restrictions on resale thereof under applicable securities laws, and stop transfer orders with respect to such certificates may be entered in the stock transfer records of the Company.

5. Agreement Not To Solicit

Key Employee hereby covenants and agrees that for a period commencing on the Effective Date and ending twelve (12) months after the effective date of Key Employee’s termination of employment with the Company, Key Employee, shall not, except for actions taken on behalf of the Company, directly or indirectly engage in or assist others in soliciting, persuading, hiring, recruiting, or attempting to persuade, solicit, hire or recruit, any person employed by or under contract with, the Company (or who was employed by or under contract with the Company in the six-month period prior to the date of any such prohibited contact).

6. Miscellaneous
(a) Assignments and Transfers. The rights and interests of Key Employee under this Award Agreement may not be assigned, encumbered or transferred.
(b) No Right to Employment. Neither this Award Agreement nor any action taken hereunder shall be construed as giving Key Employee any right to be retained in the employ of any Participating Company.
(c) Headings. The headings contained in this Award Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Award Agreement.
(d) Consistency with the Plan. This Award Agreement is subject to all the provisions of the Plan. It is expressly agreed and understood that in the case of any inconsistency between the provisions of this Award Agreement and the Plan, the provisions of the Plan shall control, as determined in the sole judgment of the Committee.
(e) Deferred Compensation Rules. To the extent applicable hereto, this Award Agreement shall be interpreted and applied in compliance with Section 409A of the Code and such Internal Revenue Service Notices and Treasury Regulations as may be promulgated thereunder (collectively, the “Deferred Compensation Rules”) and to the extent applicable hereto any provision of this Award Agreement found not to be in compliance therewith shall be amended as necessary to comply therewith, determined in the sole discretion of the Committee, retroactively to the date hereof.
(f) Applicable Law. The interpretation of the provisions hereof shall be governed by the laws of the State of Florida.
IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed and delivered on the Effective Date first above written.

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KEY EMPLOYEE ___________________________________ Name: «First_Name» «Last_Name» Address: «Address_Line_1» «Address_Line_2» «City», «State» «Zip_Code»	RAYONIER INC. By____________________________ Shelby L. Pyatt Vice President, Human Resources

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